UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2020

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SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

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England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)     On March 16, 2020, Paul B. Edgerley notified the Chairman of the Board of Directors (the “Board”) of Sensata Technologies Holding plc (the "Company") of his decision to retire as a member of the Board, effective on the date of the Company's 2020 Annual Meeting of Shareholders (the "2020 Annual Meeting"). Mr. Edgerley's decision was to pursue other personal opportunities and did not result from any disagreements with management or the Board.
(c)    On March 16, 2020, the Board of the Company appointed Maria G. Freve as the Company's Chief Accounting Officer (“CAO”), pursuant to Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended. Ms. Freve joined the Company as Vice President, Accounting on January 27, 2020 and will serve until the election and qualification of her successor or until her earlier resignation, retirement or removal. Ms. Freve does not have (i) any arrangements or understandings with any other person pursuant to which she was selected to serve as an officer; (ii) any family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; or (iii) any direct or indirect material interest in any transaction or series of transactions contemplated by Item 404(a) of Regulation S-K. Ms. Freve does not have an employment agreement with the Company.
Prior to joining the Company, Ms. Freve, age 45, served in various finance and accounting leadership roles at Dell EMC for 11 years, including Sr. Director of Cross-sell Accounting Operations from November 2016 to January 2020, Sr. Director of Corporate Accounting and Reporting from February 2011 to October 2016, and Director of Corporate Accounting & Reporting from November 2009 to February 2011. Prior to joining Dell, she spent 13 years with PricewaterhouseCoopers LLP providing audit, advisory and M&A related services for both private and public companies. Ms. Freve has a B.S. in Management from Tulane University and is a Certified Public Accountant.
(d)    On March 16, 2020, the Board of the Company, upon the recommendation of the Nominating & Corporate Governance Committee, appointed Lorraine A. Bolsinger and Steven A. Sonnenberg to serve as directors on the Board, effective March 23, 2020. At the same time, the Board appointed Ms. Bolsinger to serve on the Compensation Committee and the Finance Committee and Mr. Sonnenberg to serve on the Nominating & Corporate Governance Committee and the Growth & Innovation Committee. Neither Ms. Bolsinger or Mr. Sonnenberg have (i) any arrangements or understandings with any other person pursuant to which they were elected to serve as a director; (ii) any family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; or (iii) any direct or indirect material interest in any transaction or series of transactions contemplated by Item 404(a) of Regulation S-K.
Ms. Bolsinger and Mr. Sonnenberg will receive the standard compensation paid by the Company to its non-employee directors, prorated to reflect their 2020 service through the date of the Company's 2020 Annual Meeting of Stockholders, as described under "Director Compensation" on page 63 of the Company's Proxy Statement for its 2019 Annual Meeting of Stockholders ("Proxy Statement"), which was filed with the SEC on April 30, 2019. As part of this compensation, Ms. Bolsinger and Mr. Sonnenberg will receive an award of restricted shares of the Company's common stock, as described in the Proxy Statement, in an amount prorated to reflect their 2020 service through the date of the Company's 2020 Annual Meeting. The restricted stock award will vest on the date of the Company's 2020 Annual Meeting.
A copy of the press release announcing the appointment of Ms. Bolsinger and Mr. Sonnenberg to the Board is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	March 20, 2020 press release entitled "Sensata Technologies Announces the Appointment of Two New Board Members."
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ Paul Vasington
Date: March 20, 2020	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

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